UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - December 19, 2005 (December 16, 2005)

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CNB Financial Corp.

(Exact name of registrant as specified in its charter)

Massachusetts	To be Assigned	20-3801620
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Waldo Street, Worcester, Massachusetts	01608
(Address of principal executive offices)	(Zip Code)

(508) 752-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2005, CNB Financial Corp. (the "Company"), through a newly-formed wholly-owned Connecticut statutory business trust subsidiary, Commonwealth National Bank Statutory Trust I (the “Trust”), completed a private placement of $7,500,000 of floating rate capital securities (the “Capital Securities”). As part of the trust preferred transaction described herein, the Company purchased common securities in the aggregate principal amount of $232,000 from the Trust (the “Common Securities,” and together with the Capital Securities, the “Trust Preferred Securities”) The Trust Preferred Securities carry a dividend at a floating rate equal to the three-month LIBOR plus 1.85%.  The Trust Preferred Securities mature on March 15, 2036. The Company has issued a limited guarantee of the Capital Securities pursuant to a Guarantee Agreement dated December 16, 2005. The Guarantee Agreement provides that the Company irrevocably and unconditionally agrees to pay the Holders of Capital Securities the Guarantee Payments and to make certain other payments on the terms and conditions set forth in the Guarantee. Guarantee Payments is defined in the Guarantee to include, without duplication, (i) any accrued and unpaid Distributions on the Capital Securities which are required to be paid on such Capital Securities to the extent the Issuer has funds available in the Property Account therefor at such time, (ii) the Redemption Price (as defined in the Indenture) to the extent the Issuer has funds available in the Property Account therefor at such time, with respect to any Capital Securities called for redemption by the Issuer, (iii) the Special Redemption Price (as defined in the Indenture) to the extent the Issuer has funds available in the Property Account therefor at such time, with respect to Capital Securities called for redemption upon the occurrence of a Special Event (as defined in the Indenture), and (iv) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders of the Capital Securities in exchange therefor as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer has funds available in the Property Account therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). The Company, as Guarantor, also agreed to assume any and all Obligations of the Issuer and in the event any such Obligation is not so assumed, subject to conditions contained in the Guarantee, guaranteed to each Beneficiary the full payment, when and as due, of any and all Obligations to such Beneficiary. Capitalized terms are defined in the Guarantee. The Guarantee is an unsecured junior obligation of the Company. The description of the Trust Preferred Securities and Guarantee is qualified in its entirety by reference to the Amended and Restated Declaration of Trust of Commonwealth National Bank Statutory Trust I and the Guarantee Agreement, copies of which are filed herewith as Exhibits 10.1and 10.2, respectively, and are incorporated herein by reference.

The proceeds of the sale of Trust Preferred Securities were used by the Trust to fund the purchase of 30-year junior subordinated debt securities (the “Debt Securities”) from the Company in the principal amount of $7,732,000 pursuant to an Indenture dated December 16, 2005. The terms of the Debt Securities are described under Item 2.03 of this Current Report and are incorporated herein by reference. The description of the Indenture contained herein and under Item 2.03 is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

On December 16, 2005, the Company issued 30-year junior subordinated debt securities (the “Debt Securities”) to the Trust in the principal amount of $7,732,000 pursuant to the Indenture as part of the trust preferred transaction described in more detail above. The Debt Securities bear interest at a variable rate equal to the three-month LIBOR plus 1.85%.  Interest payments by the Company under the Debt Securities will be used to pay the quarterly distributions payable by the Trust to the holders of the Trust Preferred Securities. Interest on the Debt Securities may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no Event of Default. Event of Default is defined in the Indenture to include, among other things, defaults in payment of interest or principal, default by the Company in performance of, or breach of, any covenant or agreement under section 3.06, 3.07, 3.08 or 3.09 of the Indenture, bankruptcy or liquidation. The Debt Securities mature on March 15, 2036. The Debt Securities are redeemable by the Company, at its option, after March 15, 2011, at the Redemption Price, and sooner at the Special Redemption Price, if certain Special Events occur, including in the event that the securities are not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required.  The Redemption Price is 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest. The Special Redemption Price is defined in the Indenture and ranges from 103.140% to 100% of the principal amount being redeemed plus accrued and unpaid interest. The Debt Securities are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred. Senior Indebtedness is defined in the Indenture to mean, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, with the prior approval of the Federal Reserve if not otherwise generally approved, it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior or are pari passu in right of payment to the Debt Securities; provided, however, that Senior Indebtedness shall not include (A) any debt securities issued to any trust other than the Trust (or a trustee of such trust) that is a financing vehicle of the Company (a “financing entity”), in connection with the issuance by such financing entity of equity or other securities in transactions substantially similar in structure to the transactions contemplated hereunder and in the Declaration, (B) any guarantees of the Company in respect of the equity or other securities of any financing entity referred to in clause (i)(a) above or (C) any other instruments allowed as subordinated securities for purposes of the Debt Securities by the Federal Reserve from time to time after the date of the Indenture.

The description of the Indenture contained herein and under Item 1.01 is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

    A portion of the net proceeds from the sale of the Debt Securities to the Trust will be used by the Company for general corporate purposes, including the repayment of certain organizational costs of the Company.  The remainder of the proceeds will be contributed downstream to the Commonwealth National Bank to fund its growth.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Declaration of Trust of Commonwealth National Bank Statutory Trust, dated as of December 16, 2005
10.2	Guarantee Agreement of CNB Financial Corp. dated as of December 16, 2005
10.3
Indenture, dated as of December 16, 2005 by and between CNB Financial Corp., as Company and U.S. Bank National Association, as Trustee, relating to Junior Subordinated Debt Securities Due March 15, 2036

99.1	Press Release dated December 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corp.

By: /s/ Charles R. Valade
Name: Charles R. Valade
Title: President

Dated: December 19, 2005